Exhibit 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.

American International Group, Inc. — Subsidiary Information

SAFG Retirement Services, Inc.:

Parent Holding Company or Control Person pursuant to Rule 13d-1(b)(ii)(G)

Category Symbol:            HC

AIG Life Holdings, Inc.:

Parent Holding Company or Control Person pursuant to Rule 13d-1(b)(ii)(G)

Category Symbol:            HC

AGC Life Insurance Company:

Insurance Company pursuant to Rule 13d-1(b)(ii)(C)

Category Symbol:            IC

American General Life Insurance Company:

Insurance Company pursuant to Rule 13d-1(b)(ii)(C)

Category Symbol:            IC

SunAmerica Asset Management, LLC:

Investment Adviser pursuant to Rule 13d-1(b)(ii)(E)

Category Symbol:            IA

The Variable Annuity Life Insurance Company:

Investment Adviser pursuant to Rule 13d-1(b)(ii)(E)

Category Symbol:            IA